UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 15, 2015

LAGOON GROUP CORP.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-1598924	80-0952322
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit B, 5/F, CKK Commercial Center, 289 Hennessy Road, Hong Kong, China
(Address of principal executive offices)

852-28452283
(Registrant's telephone number, including area code)

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of Registrant.

As a result of a private transaction, the control block of stock of this company, represented by 10,000,000 shares of common stock, has been transferred from Anastasiia Iurova to Wang Bo, and a change of control of Lagoon Group Corp. (the “Company”) has occurred. The information set forth in Item 5.02 of this Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers.

Upon the change of control of the Company, which occurred on June 15, 2015, the existing director and officer resigned immediately. Accordingly, Anastasiia Iurova, serving as the sole director and as the only officer, ceased to be the Company’s President, Chief Executive Officer and Treasurer. At the effective date of the transfer, Peng Xuanlai assumed the role of director and President, Treasurer and Secretary of the Company and Song Zhilin, PhD. joined the Board of Directors of the Company.

Xuanlai Peng is experienced in smart and fine agriculture, ecological business travel and leisure industry, and the planning and designing of smart urban development. He graduated from China Xiaogan Vocational and Technical College in the field of Finance in 1999. He also holds an EMBA graduation in Advanced Business Administration of Tsinghua University.

In January 2015, he co-founded Shenzhen TianRuiHuiFeng Agriculture Co., Ltd.. Prior to this, he was a partner of Shenzhen Hawell Future Technology Co., Ltd. He was responsible for the company's marketing operations and product planning. Mr Peng served as a General Manager of Anxin-China Holdings Co Ltd. (stock code HK01149) in 2012, likewise, Shenzhen Hawell Future Technology Co. Ltd. was merged with Anxin-China at the Hong Kong Stock Exchange market. He managed smart urban development, market operations, and project planning, designing and implementation in China.

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Dr. Song is currently an Assistant Professor in the Department of Medicine, School of Medicine, University of Colorado (CU). Before that, he had been an Assistant Professor in Department of Physiology since 2009. He has over 20 years to professional research in Physiology and Neuroscience.

He was admitted to the Special Class for the Gifted Young of the University of Science and Technology of China (USTC) in 1983 after one year study in Xiaogan Senior High School, Hubei Province. He received his Bachelor of Science degree in neurophysiology and biophysics from UCTC in 1988. He then worked at Guangzhou Baiyunshan Pharmaceutical Co. Ltd from 1988 to 1994, as a Pharmaceutical Engineer, first in Biochemical Research Institute, then in the New Drug Division (marketing of new drugs). During his work at BYS Pharmaceutical Co., he first worked at the Biochemical Laboratory to develop medicines such as HCG. He then moved on to the New Drug Division. The main work there was to study the medicine market and to promote new medical products by direct interactions with doctors and pharmacies in the hospitals. His team successfully developed the market for the two then-best antibiotics: Ciprofloxacin and Cefixime, in China. He was responsible for most of the technical communications with Fujisawa Pharmaceutical Co. (Cefixime).

Dr. Song has made significant research contributions in the areas of neurophysiology, focusing on the regulation of the neural hormones vasopressin/antidiuretic hormone and oxytocin. His most recent research interests are on the treatment of obesity, which is epidemic in US and has become increasingly prevalent in China in recent years.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	RESIGNATION AND APPOINTMENT OF OFFICER AND DIRECTORS.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lagoon Group Corp.

June 16, 2015	By	/s/ Peng Xuanlai
Peng Xuanlai
President

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EXHIBIT INDEX

Exhibit No.	Document Description

99.1	Resignation and appointment of officer and directors.

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